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                         INDEPENDENT ACCOUNTANT'S REPORT

We have reviewed the accompanying balance sheet of Surge Components Inc. and subsidiaries as of August 31, 2000, the related statements of income and comprehensive income for the nine and three months ended August 31, 2000 and 1999 and the statements of cash flows for the nine months ended August 31, 2000 and 1999. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

Seligson & Giannattasio, LLP
N. White Plains, NY
January 12, 2001